Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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


                                                                                    Three Months
                                                                                    Ended May 31,
                                                                                 1998           1997
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,

except per share data)
Basic


   Net earnings applicable to common stock                                      $90,754           $69,969
                                                                           ================ =================


   Average shares outstanding                                                   110,127           106,257
                                                                           ================ =================

   Per share amount                                                               $0.64             $0.66
                                                                           ================ =================


Diluted

   Net earnings applicable to common stock                                      $90,754           $69,969
                                                                           ================ =================


   Average shares outstanding                                                   110,127           106,257
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        6,416             3,000
                                                                           ---------------- -----------------

       Total average shares                                                     116,543           109,257
                                                                           ================ =================

   Per share amount                                                               $0.78             $0.64
                                                                           ================ =================


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